PRIME RESOURCE AND BROADBAND MARITIME ANNOUNCE SIGNING OF DEFINITIVE MERGER AGREEMENT

Salt Lake City, UT (January 18, 2007) Prime Resource, Inc. (OTCBB: PRRO) and Broadband Maritime Inc., a privately-held telecommunications engineering and service company offering turn key, always-on Internet access to commercial shipping fleets, today announced the signing of a definitive merger agreement on Monday, January 15, 2007.  The transaction was unanimously approved by the boards of directors of both companies and is anticipated to close during the first quarter of 2007, subject to the approval of Prime Resource’s and Broadband Maritime’s respective stockholders and other customary closing conditions.

Pursuant to the merger agreement, at the closing of the merger, Broadband Maritime, Inc., a Delaware corporation, will merge with Prime Acquisition, Inc., a Utah corporation and a wholly owned subsidiary of Prime Resource, Inc.  The merged company will be known as Broadband Maritime, Inc. and will be the sole surviving wholly owned subsidiary of the Prime Resource, Inc., which will change its name to BBM Holdings, Inc.  Outstanding capital stock of Broadband Maritime will be converted into the right to receive, in the case of a Class A Preferred Share, one share of common stock, no par value, of Prime per 0.0595589330784 Broadband Class A Preferred Share and in the case of a Common Share, one share of common stock, no par value, of Prime Resource, Inc. per 59.5589330784 Broadband Common Share. As a result, Prime anticipates that it will experience a change in control because former holders of Broadband Maritime Inc. capital stock will own approximately 94.89% of the common stock of BBM Holdings, Inc. immediately after the closing, on a fully diluted basis.

The merger agreement is subject to Broadband, on or before February 15, 2007, having sold, or entered into binding subscriptions for the private placement by it, contemporaneously with the closing of the merger, shares of its capital stock in an amount that will result in gross proceeds to the Company of at least four million five hundred thousand dollars ($4,500,000) in a private offering of its securities without registration.

It is expected that, immediately following the closing of the merger transaction, the pre-merger Broadband management team will assume the executive and other management positions of both BBM Holdings, Inc. and its wholly owned operating company.  The directors of Broadband prior to the merger, with the addition of Andrew Limpert, will become the Board of Directors of BBM Holdings, Inc.

 “The merger of Prime Resource, Inc. and Broadband Maritime Inc. is a unique opportunity for our shareholders to participate in a world class operation enjoying proprietary technology,” said Terry Deru, Chairman of the Board and President of Prime Resource, Inc. “We believe the Broadband shareholders will benefit from the added liquidity and greater access to capital markets,” added Mr. Deru.

Where to Find Additional Information about Prime

Documents filed by Prime Resource, Inc. with the Securities and Exchange Commission, may be obtained free of charge at the Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain copies of the documents filed with the Commission by Prime by contacting Prime Resource, Inc.’s corporate secretary via email (andrew@belsengetty.com), or via telephone at (801) 433-2000.

About Prime Resource

Prime Resource, Inc. is a Utah Corporation which was organized on March 29, 2002, as a successor entity to Prime, LLC, a Utah limited liability company. Prime was an integrated business entity primarily engaged in group insurance brokerage as well as investment and pension consulting. It previously conducted all of its business activities through its wholly owned subsidiaries: Belsen Getty, LLC ("Belsen Getty") and Fringe Benefit Analysts, LLC ("FBA").  As of APRIL 30, 2006, all assets (other than approximately  $35,000 of cash or liquid assets  for ongoing reporting and operating expenses and LightSpace Corporation stock in the estimated amount of $372,268), and liabilities of  PRIME RESOURCE, INC. were transferred to a private business entity controlled by the Prime principal shareholders for a reduction of their Prime shares by 55% and other consideration pursuant to a majority shareholder vote as well as a “Majority of the Minority”  shareholder vote.

About Broadband Maritime

Broadband Maritime Inc. is a telecommunications engineering and service company offering turn key, always-on Internet access to commercial shipping fleets.  Additional information about Broadband Maritime Inc. can be found at www.broadbandmaritime.com. The company must be considered a development stage enterprise with no profits to date.

This press release includes forward-looking statements.  These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  In particular, forward-looking statements include, without limitation, statements related to the expected closing date of the merger, future financial and operating results, expected benefits and synergies of the merger, tax and accounting treatment of the merger, future opportunities, potential clinical trial results, management changes and any other effect, result or aspect of the transaction.  Prime Resource has based these forward-looking statements on current expectations, assumptions, estimates and projections.  While Prime Resource believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  These risks include: the future financial condition of Prime Resource (either before or after the merger), the continued qualification of the common stock of Prime Resource for listing on the OTC Bulletin Board, (either before or after the merger), risks associated with the discontinuance of the existing Prime Resource operations, risks associated with unsatisfactory results from the deployment of acquired Broadband Maritime products, the successful integration of Prime Resource and Broadband Maritime, costs and potential litigation associated with the merger, industry-wide changes and other causes, the risk that the transaction may not be completed, the failure of either party to meet the closing conditions set forth in the merger agreement or that the closing of the transaction may be delayed due to failure to obtain required approvals.  These and other important factors, including those discussed in Prime Resource, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.